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                                                                    Exhibit 10.1


                              AMENDMENT NO. 1 TO
                     LIMITED WAIVER AND CONSENT AGREEMENT

     THIS AMENDMENT NO. 1 TO LIMITED WAIVER AND CONSENT AGREEMENT, dated as of May 4, 2001 ("Amendment"), amends the Limited Waiver and Consent Agreement dated as of January 25, 2000 (the "Waiver and Consent"), and is entered into among Michael W. Ferro, Jr. (the "Seller"), Click Commerce, Inc., a Delaware corporation formerly known as Click Interactive, Inc. (the "Company"), and Compaq Computer Corporation, a Delaware corporation ("Compaq" and together with the Company, the "Consenting Parties").

                                  WITNESSETH

     WHEREAS, the Seller and Consenting Parties entered into the Waiver and Consent, which called for Compaq, along with certain other stockholders of the Company, to enter into, among other provisions, the market stand-off provisions set forth in Article IV to the Waiver and Consent;

     WHEREAS, the Seller and Consenting Parties desire to amend Section 4.4 of the Waiver and Consent as provided herein; and

     WHEREAS, in consideration of Compaq's payments to the Company pursuant to the terms of a Software License Purchase Agreement, of even date herewith, the Company desires to grant a limited waiver of the market stand-off provisions set forth in Section 4.4 of the Waiver and Consent in order for Compaq or its affiliates (hereinafter also referred to as "Compaq") to commence an orderly liquidation of a portion of the shares of the Company's common stock, par value $0.001 per share ("Common Stock") that Compaq holds of record on the date hereof; and

     WHEREAS, in light of the consideration recited above, the Board of Directors of the Company has authorized this limited waiver of the market stand-off provisions for bona fide business reasons;

     NOW, THEREFORE, in consideration of the premises and the other provisions herein, the Seller and Consenting Parties hereto hereby agree as follows:

     1.1  Limited Waiver.  Notwithstanding the restrictions contained in
Section 4.4 of the Waiver and Consent, in consideration of the Compaq's payments to the Company pursuant to the Software License Purchase Agreement, the Company hereby agrees to waive the restrictions contained in Section 4.4 of the Waiver and Consent with respect to the sale pursuant to Rule 144 ("Rule 144"), under the Securities Act of 1933, as amended (the "Act") of an aggregate of 685,000 shares of Common Stock (the "Released Shares").

     2.1 Sale of Released Shares. Effective on the date first above written, for any of the Released Shares sold by Compaq pursuant to Rule 144, provided that sales of the Released Shares satisfy all of the applicable requirements of Rule 144, the Company shall consent to the sale of the Released Shares and shall cooperate with the Company's transfer agent and selling brokers in order to effectuate such sales pursuant to Rule 144. In connection with the sale of the

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Released Shares pursuant to Rule 144, Compaq shall, from time to time, provide the Company with customary representations and warranties typically provided by sellers effecting sales under Rule 144, which representations and warranties are reasonable satisfactory to legal counsel for the Company, and the Company shall not require a separate written opinion of legal counsel of Compaq with respect to such sales.

     3.1 Headings; Counterparts. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof. This Amendment may be signed in any number of separate counterparts, each of which shall be an original, and all of which taken together shall constitute one instrument.

     3.2 Entire Agreement. This Amendment, together with the Waiver and Consent and the Software License Purchase Agreement, constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto. Except as amended by this Amendment, the Waiver and Consent shall remain in full force and effect. This Amendment and the provisions contained herein may be modified only by an instrument in writing executed by the Seller and the Consenting Parties.

     3.3 Definitions. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Waiver and Consent.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                           [SIGNATURE PAGES FOLLOW]

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                              SELLER:

                              /s/ Michael W. Ferro, Jr.
                              -------------------------
                              Michael W. Ferro, Jr., individually

                              CONSENTING PARTIES:

                              CLICK COMMERCE, INC.,
                              a Delaware Corporation

                              By:  /s/ Michael W. Ferro, Jr.
                                   --------------------------------------------
                                   Michael W. Ferro, Jr., Chairman and Chief
                                   Executive Officer


                              COMPAQ COMPUTER CORPORATION, a Delaware
                              corporation

                              By:     /s/ Jay Connor
                                      -----------------------------------------
                              Name:   Jay Connor
                              Title:  Vice President Professional Services
                                      Finance and Operation



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